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                                                                    EXHIBIT 99.H

                                 PROMISSORY NOTE

$700,000.00                 Claremont, North Carolina              March 1, 1997


         FOR VALUE RECEIVED the undersigned promises to pay to WESTERN STEER OF NORTH CAROLINA, INC. or order, the principal sum of Seven Hundred Thousand Dollars ($700,000.00), with interest from this date, at the rate of five percent (5%) per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of WESTERN STEER OF NORTH CAROLINA, INC., 3536 Vest Mill Road, Winston-Salem, North Carolina 27103, or at such place as the legal holder hereof may designate in writing. The principal and interest shall be due and payable as follows:

         ALL PRINCIPAL AND INTEREST payable in full on March 1, 1999.

         If not sooner paid, the entire remaining indebtedness shall be due and payable on March 1, 1999.

         In the event of (a) default in payment of principal or interest hereof as the same becomes due and such default is not cured within five (5) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, at once due and payable. Failure to exercise this option shall not constitute waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note, if any, shall bear interest at the rate of twelve percent (12%) per annum after default until paid.

         All parties to this note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

         Upon default the holder of this Note may employ an attorney to enforce the holder's right and remedies and the maker, principal, surety, guarantor and endorsers of this note hereby agree to pay to the holder reasonable attorney fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against funds, property, or security held by the holder for payment or security, in the sole discretion of the holder. The


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failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

         This Note is issued as part of a transaction set forth in an Agreement of Purchase and Sale dated February 28, 1997, the terms of which are incorporated herein by reference as if set forth herein in full.

         This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused this instrument to be signed in its corporate name by its officers the day and year first above written.

                                             WSMP, INC.


                                             By:  /s/ James C. Richardson, Jr.
                                                  ----------------------------
                                                  President


ATTEST:


/s/ Matthew V. Hollifield
-----------------------------------
Asst. Secretary
(corporate Seal)